N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	October 19, 2020

ELS REPORTS THIRD QUARTER RESULTS
Strong Operating Performance

CHICAGO, IL – October 19, 2020 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and nine months ended September 30, 2020.
All Common Stock and OP Units as well as per share results reflect the two for one stock split that was completed on October 15, 2019. Additionally, all per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Nine Months Ended September 30, 2020
For the quarter ended September 30, 2020, total revenues increased $13.8 million, or 5.1 percent, to $285.0 million compared to $271.2 million for the same period in 2019. For the quarter ended September 30, 2020, net income available for Common Stockholders decreased $13.9 million, or $0.07 per Common Share, to $50.6 million, or $0.28 per Common Share, compared to $64.5 million, or $0.35 per Common Share, for the same period in 2019.
For the nine months ended September 30, 2020, total revenues increased $41.0 million, or 5.3 percent, to $819.6 million compared to $778.6 million for the same period in 2019. For the nine months ended September 30, 2020, net income available for Common Stockholders decreased $60.6 million, or $0.34 per Common Share, to $163.6 million, or $0.90 per Common Share, compared to $224.2 million, or $1.24 per Common Share, for the same period in 2019. The financial results for 2019 included a gain of $52.5 million on the sale of five all-age MH communities.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended September 30, 2020, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders decreased $12.8 million, or $0.06 per Common Share, to $95.8 million, or $0.50 per Common Share, compared to $108.6 million, or $0.56 per Common Share, for the same period in 2019. For the nine months ended September 30, 2020, FFO available for Common Stock and OP Unit holders decreased $8.8 million, or $0.05 per Common Share, to $297.6 million, or $1.55 per Common Share, compared to $306.4 million, or $1.60 per Common Share, for the same period in 2019.
For the quarter ended September 30, 2020, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $2.8 million, or $0.02 per Common Share, to $105.5 million, or $0.55 per Common Share, compared to $102.7 million, or $0.53 per Common Share, for the same period in 2019. For the nine months ended September 30, 2020, Normalized FFO available for Common Stock and OP Unit holders increased $7.5 million, or $0.03 per Common Share, to $309.8 million, or $1.61 per Common Share, compared to $302.3 million, or $1.58 per Common Share, for the same period in 2019.
For the quarter ended September 30, 2020, property operating revenues, excluding deferrals, increased $16.7 million to $272.9 million compared to $256.2 million for the same period in 2019. For the nine months ended September 30, 2020, property operating revenues, excluding deferrals, increased $41.7 million to $789.5 million compared to $747.8 million for the same period in 2019. For the quarter ended September 30, 2020, income from property operations, excluding deferrals and property management, increased $5.3 million to $150.6 million compared to $145.3 million for the same period in 2019. For the nine months ended September 30, 2020, income

i

from property operations, excluding deferrals and property management, increased $19.5 million to $453.9 million compared to $434.4 million for the same period in 2019.
For the quarter ended September 30, 2020, Core property operating revenues, excluding deferrals, increased approximately 4.9 percent and Core income from property operations, excluding deferrals and property management, increased approximately 1.8 percent compared to the same period in 2019. For the nine months ended September 30, 2020, Core property operating revenues, excluding deferrals, increased approximately 3.7 percent and Core income from property operations, excluding deferrals and property management, increased approximately 2.7 percent compared to the same period in 2019.
Business Updates
Page 1 of this Earnings Release and Supplemental Financial Information provides an operations update.
Balance Sheet Activity
During the quarter ended September 30, 2020, we closed on a financing transaction with Fannie Mae generating gross proceeds of $386.9 million. The loan is secured by ten manufactured home ("MH") communities and consists of two tranches with a weighted average interest rate of 2.55% per annum and a weighted average maturity of 13.4 years. The net proceeds from the transaction were primarily used to repay our $200.0 million unsecured term loan scheduled to mature in 2023 and secured loans scheduled to mature in 2021. We incurred early debt retirement costs of $9.7 million related to these financing transactions.
Investment Activity
In October 2020, we completed the acquisition of Marina Dunes RV Park, an 89-site RV community located in Marina, California, and we completed the acquisition of Acorn Campground, a 323-site RV community in Green Creek, New Jersey. The total aggregate purchase price for these properties was $36.0 million, which was funded with available cash.
In October 2020, we also completed the acquisitions of two development properties, The Resort at Tranquility Lake, a planned 500-site RV community located in Cape Coral, Florida and Bayport, a planned 900-site RV community located in Jamaica, Virginia, for a total aggregate purchase price of $16.3 million. These acquisitions were funded with available cash.
As part of our strategy to expand owned communities with additional developed sites, in September and October 2020, we completed the acquisitions of five parcels of land adjacent to four of our properties for a total aggregate purchase price of $6.4 million, which was funded with available cash.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of October 19, 2020, we own or have an interest in 415 quality properties in 33 states and British Columbia consisting of 157,690 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, October 20, 2020, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.

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Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);
•our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;
•our ability to attract and retain customers entering, renewing and upgrading membership subscriptions;
•our assumptions about rental and home sales markets;
•our assumptions and guidance concerning 2021Core MH and Core RV annual rate growth;
•our ability to manage counterparty risk;
•our ability to renew our insurance policies at existing rates and on consistent terms;
•in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;
•results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;
•impact of government intervention to stabilize site-built single-family housing and not manufactured housing;
•effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;
•the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;
•unanticipated costs or unforeseen liabilities associated with recent acquisitions;
•our ability to obtain financing or refinance existing debt on favorable terms or at all;
•the effect of interest rates;
•the effect from any breach of our, or any of our vendors', data management systems;
•the dilutive effects of issuing additional securities;
•the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and
•other risks indicated from time to time in our filings with the Securities and Exchange Commission.

In addition, these forward-looking statements and our preliminary guidance on Core MH and Core RV annual rate growth are subject to risks related to the COVID-19 pandemic, many of which are unknown, including the duration of the pandemic, the extent of the adverse health impact on the general population and on our residents, customers, and employees in particular, its impact on the employment rate and the economy, the extent and impact of governmental responses, and the impact of operational changes we have implemented and may implement in response to the pandemic.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

    These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

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Supplemental Financial Information

Operations Update

•All properties continue to be open subject to state and local guidelines.
◦Some of the amenities at certain properties remain closed at this time due to state and local guidelines.
◦All RV properties continue to be open to transient customers.

•Hurricanes Hanna and Isaias made landfall during the third quarter of 2020 and impacted some of our communities in Texas, North Carolina, Delaware, New Jersey and Pennsylvania. The affected properties resumed operations shortly after the storms passed. Our current aggregate property damage estimate is approximately $9.0 million. During the quarter ended September 30, 2020, we recorded expenses of $2.8 million with offsetting insurance recovery revenue of $2.3 million.

Preliminary 2021 rent rate growth assumptions
•By October month-end we will have sent 2021 rent increase notices to 48% of our MH residents. The average rent increase of these notices support our preliminary expectations for 2021 Core MH rate growth of 4.0%.(1)
•We have set RV annual rates for the 2021 season for 90% of our annual sites. These rates support our preliminary expectations for 2021 Core RV annual rate growth of 4.0%.(1)

______________________
1.Actual results may differ. See Forward Looking Statements for risks that may impact our actual results.

3Q 2020 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

Investor Information

Equity Research Coverage (1)
Bank of America Securities	BMO Capital Markets	Citi Research
Jeffrey Spector/ Joshua Dennerlein	John Kim	Michael Bilerman/ Nick Joseph

Evercore ISI	Green Street Advisors	Robert W. Baird & Company
Steve Sakwa/ Samir Khanal	John Pawlowski	Peter Hermann

Wells Fargo Securities
Todd Stender

______________________
1.Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

3Q 2020 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Stock and OP Units outstanding and per share data (adjusted for stock split), unaudited)

	As of and for the Three Months Ended
	Sept 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sept 30, 2019
Operating Information
Total revenues	$285.0	$254.1	$280.5	$258.6	$271.2
Net income	$53.5	$48.9	$70.7	$58.1	$68.2
Net income available for Common Stockholders	$50.6	$46.2	$66.9	$55.0	$64.5
Adjusted EBITDAre (1)	$129.7	$116.2	$138.2	$124.5	$127.0
FFO available for Common Stock and OP Unit holders (1)(2)	$95.8	$89.5	$112.3	$99.5	$108.6
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$105.5	$90.9	$113.3	$99.5	$102.7
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders (1)(2)	$90.0	$75.6	$101.8	$84.6	$88.4

Common Stock and OP Units Outstanding (In thousands) and Per Share Data
Common Stock and OP Units, end of the period	192,704	192,636	192,627	192,581	192,574
Weighted average Common Stock and OP Units outstanding - Fully Diluted	192,537	192,542	192,564	192,458	192,400
Net income per Common Share - Fully Diluted (3)	$0.28	$0.25	$0.37	$0.30	$0.35
FFO per Common Share and OP Unit - Fully Diluted	$0.50	$0.47	$0.58	$0.52	$0.56
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.55	$0.47	$0.59	$0.52	$0.53
Dividends per Common Share	$0.3425	$0.3425	$0.3425	$0.3063	$0.3063

Balance Sheet
Total assets	$4,260	$4,268	$4,212	$4,151	$4,137
Total liabilities	$2,961	$2,961	$2,892	$2,829	$2,818

Market Capitalization
Total debt (4)	$2,529	$2,522	$2,486	$2,432	$2,406
Total market capitalization (5)	$14,342	$14,558	$13,558	$15,988	$15,270

Ratios
Total debt / total market capitalization	17.6%	17.3%	18.3%	15.2%	15.8%
Total debt / Adjusted EBITDAre (6)	5.0	5.0	4.9	4.8	4.9
Interest coverage (7)	4.9	4.9	4.9	4.9	4.8
Fixed charges(8)	4.9	4.9	4.9	4.8	4.7

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1.See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 8 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $28.3 million as of September 30, 2020.
5.See page 15 for the calculation of market capitalization as of September 30, 2020.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

3Q 2020 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Investment in real estate:
Land	$1,531,313	$1,525,407
Land improvements	3,434,393	3,336,070
Buildings and other depreciable property	905,679	881,572
	5,871,385	5,743,049
Accumulated depreciation	(1,886,768)	(1,776,224)
Net investment in real estate	3,984,617	3,966,825
Cash and restricted cash	114,218	28,860
Notes receivable, net	36,230	37,558
Investment in unconsolidated joint ventures	19,933	20,074
Deferred commission expense	42,220	41,149
Other assets, net	63,195	56,809
Total Assets	$4,260,413	$4,151,275

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,450,783	$2,049,509
Term loan, net	—	198,949
Unsecured line of credit	50,000	160,000
Accounts payable and other liabilities	148,034	124,665
Deferred revenue – upfront payments from membership upgrade sales	136,194	126,814
Deferred revenue – annual membership subscriptions	12,035	10,599
Accrued interest payable	8,055	8,639
Rents and other customer payments received in advance and security deposits	90,219	91,234
Distributions payable	66,001	58,978
Total Liabilities	2,961,321	2,829,387
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of September 30, 2020 and December 31, 2019; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 and 400,000,000 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 182,222,007 and 182,089,595 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively.	1,812	1,812
Paid-in capital	1,408,253	1,402,696
Distributions in excess of accumulated earnings	(181,754)	(154,318)
Accumulated other comprehensive income (loss)	—	(380)
Total Stockholders’ Equity	1,228,311	1,249,810
Non-controlling interests – Common OP Units	70,781	72,078
Total Equity	1,299,092	1,321,888
Total Liabilities and Equity	$4,260,413	$4,151,275

3Q 2020 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Consolidated Income Statements

(In thousands, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Rental income	$238,869	$225,116	$696,178	$660,689
Annual membership subscriptions	13,442	13,150	39,476	38,052
Membership upgrade sales current period, gross	6,631	5,730	16,522	14,609
Membership upgrade sales upfront payments, deferred, net	(4,171)	(3,530)	(9,379)	(8,213)
Other income	12,268	11,263	33,007	31,898
Gross revenues from home sales	13,070	8,438	33,245	22,738
Brokered resale and ancillary services revenues, net	1,648	2,133	2,011	4,564
Interest income	1,801	1,831	5,399	5,385
Income from other investments, net	1,428	7,029	3,093	8,894
Total revenues	284,986	271,160	819,552	778,616

Expenses:
Property operating and maintenance	99,566	90,765	268,465	253,581
Real estate taxes	15,981	15,166	49,490	45,596
Sales and marketing, gross	5,054	4,063	13,308	11,686
Membership sales commissions, deferred, net	(630)	(313)	(1,327)	(893)
Property management	14,527	14,605	44,344	42,675
Depreciation and amortization	38,581	37,032	115,937	112,785
Cost of home sales	12,866	8,434	33,627	23,230
Home selling expenses	1,241	1,033	3,535	3,218
General and administrative	9,692	8,710	31,156	27,844
Other expenses	658	1,460	1,885	2,427
Early debt retirement	9,732	—	10,786	1,491
Interest and related amortization	25,218	25,547	77,540	77,964
Total expenses	232,486	206,502	648,746	601,604
Gain on sale of real estate, net	—	—	—	52,507
Income before equity in income of unconsolidated joint ventures	52,500	64,658	170,806	229,519
Equity in income of unconsolidated joint ventures	968	3,518	2,239	8,277
Consolidated net income	53,468	68,176	173,045	237,796

Income allocated to non-controlling interests – Common OP Units	(2,908)	(3,715)	(9,415)	(13,617)
Redeemable perpetual preferred stock dividends	—	—	(8)	(8)
Net income available for Common Stockholders	$50,560	$64,461	$163,622	$224,171

3Q 2020 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 8 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 17 - 19.

3Q 2020 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
September 30, 2020
Income from property operations, excluding deferrals and property management - 2020 Core (1)	$146.5
Income from property operations, excluding deferrals and property management - Non-Core (1)	4.1
Property management and general and administrative	(24.2)
Other income and expenses	4.3
Interest and related amortization	(25.2)
Normalized FFO available for Common Stock and OP Unit holders (2)	105.5
Early debt retirement	(9.7)
FFO available for Common Stock and OP Unit holders (2)	$95.8

FFO per Common Share and OP Unit - Fully Diluted	$0.50
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.55

Normalized FFO available for Common Stock and OP Unit holders (2)	$105.5
Non-revenue producing improvements to real estate	(15.5)
FAD for Common Stock and OP Unit holders (2)	$90.0

Weighted average Common Stock and OP Units - Fully Diluted	192.5

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1.See page 10 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 11 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.
2.See page 8 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.

3Q 2020 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income available for Common Stockholders	$50,560	$64,461	$163,622	$224,171
Income allocated to non-controlling interests – Common OP Units	2,908	3,715	9,415	13,617
Membership upgrade sales upfront payments, deferred, net	4,171	3,530	9,379	8,213
Membership sales commissions, deferred, net	(630)	(313)	(1,327)	(893)
Depreciation and amortization	38,581	37,032	115,937	112,785
Depreciation on unconsolidated joint ventures	183	174	544	1,047
Gain on sale of real estate, net	—	—	—	(52,507)
FFO available for Common Stock and OP Unit holders	95,773	108,599	297,570	306,433
Early debt retirement	9,732	—	10,786	2,085
Insurance proceeds due to catastrophic weather event (1)	—	(5,856)	—	(6,205)
COVID-19 expenses (2)	—	—	1,446	—
Normalized FFO available for Common Stock and OP Unit holders	105,505	102,743	309,802	302,313
Non-revenue producing improvements to real estate	(15,481)	(14,357)	(42,277)	(37,270)
FAD for Common Stock and OP Unit holders	$90,024	$88,386	$267,525	$265,043

Net income available per Common Share - Basic	$0.28	$0.35	$0.90	$1.24
Net income available per Common Share - Fully Diluted (3)	$0.28	$0.35	$0.90	$1.24

FFO per Common Share and OP Unit - Basic	$0.50	$0.57	$1.55	$1.60
FFO per Common Share and OP Unit - Fully Diluted	$0.50	$0.56	$1.55	$1.60

Normalized FFO per Common Share and OP Unit - Basic	$0.55	$0.53	$1.61	$1.58
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.55	$0.53	$1.61	$1.58

Average Common Stock - Basic	181,869	181,649	181,811	180,515
Average Common Stock and OP Units - Basic	192,351	192,145	192,296	191,599
Average Common Stock and OP Units - Fully Diluted	192,537	192,400	192,548	191,840

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1.Represents insurance recovery revenue from reimbursement for capital expenditures related to Hurricane Irma.
2.Includes expenses incurred related to the development and implementation of Center of Disease Control ("CDC") and public health guidelines for social distancing and enhanced cleaning, property employee appreciation bonuses and emergency time-off pay. These COVID-19 expenses are considered incremental to our normal operations and are nonrecurring. As such, they have been excluded from the calculation of Normalized FFO.
3.Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest - Common OP Units.

3Q 2020 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
MH base rental income (2) (3)	$143.5	$137.6	$427.5	$409.1
Rental home income (3)	4.2	3.8	12.2	11.0
RV and marina base rental income (3) (4)	79.0	71.7	220.1	204.8
Annual membership subscriptions	13.4	13.1	39.5	38.0
Membership upgrade sales current period, gross	6.6	5.7	16.5	14.6
Utility and other income (3) (5)	26.2	24.3	73.7	70.3
Property operating revenues	272.9	256.2	789.5	747.8

Property operating, maintenance and real estate taxes (3) (6)	115.5	105.3	318.0	297.7
Rental home operating and maintenance	1.7	1.6	4.3	4.1
Sales and marketing, gross	5.1	4.0	13.3	11.6
Property operating expenses	122.3	110.9	335.6	313.4
Income from property operations, excluding deferrals and property management (1) (6)	$150.6	$145.3	$453.9	$434.4

Manufactured home site figures and occupancy averages:
Total sites	72,372	72,008	72,328	72,121
Occupied sites	68,712	68,352	68,607	68,419
Occupancy %	94.9%	94.9%	94.9%	94.9%
Monthly base rent per site	$696	$671	$692	$664

RV and marina base rental income:
Annual	$48.2	$42.6	$142.6	$122.4
Seasonal	5.2	5.4	32.9	32.2
Transient	25.6	23.7	44.6	50.2
Total RV and marina base rental income	$79.0	$71.7	$220.1	$204.8

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1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.See the manufactured home site figures and occupancy averages included below within this table.
3.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Income Statements on page 5. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.
4.See RV and marina base rental income detail included below within this table.
5.Utility and other income includes $2.3 million of insurance recovery revenue for Hurricane Hanna and Hurricane Isaias for the quarter and nine months ended September 30, 2020.
6.Includes debris removal and cleanup costs of approximately $2.8 million related to Hurricane Hanna and Hurricane Isaias for the quarter and nine months ended September 30, 2020. Results for the quarter include an increase compared to prior year in utility expense, including distribution system infrastructure repairs, of approximately $2.9 million. Results for the nine months ended September 30, 2020 include $1.0 million related to the development and implementation of CDC and public health guidelines for social distancing and enhanced cleaning, property employee appreciation bonuses and emergency time-off pay for the nine months ended September 30, 2020. These COVID-19 expenses are considered incremental to our normal operations and are nonrecurring.

3Q 2020 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change (2)	2020	2019	Change (2)
MH base rental income (3)	$143.5	$137.6	4.3%	$427.4	$408.7	4.6%
Rental home income	4.2	3.8	9.0%	12.2	10.9	11.7%
RV base rental income (4)	72.3	68.8	5.2%	202.3	200.5	0.9%
Annual membership subscriptions	13.4	13.2	2.0%	39.4	38.1	3.7%
Membership upgrade sales current period, gross	6.6	5.7	15.7%	16.5	14.6	13.1%
Utility and other income (5)	25.5	23.9	6.5%	72.2	69.8	3.3%
Property operating revenues	265.5	253.0	4.9%	770.0	742.6	3.7%

Property operating, maintenance and real estate taxes (6) (7)	112.2	103.4	8.5%	308.5	294.7	4.7%
Rental home operating and maintenance	1.7	1.6	6.7%	4.3	4.1	5.3%
Sales and marketing, gross	5.1	4.1	24.5%	13.3	11.7	13.9%
Property operating expenses	119.0	109.1	9.1%	326.1	310.5	5.0%
Income from property operations, excluding deferrals and property management (1) (7)	$146.5	$143.9	1.8%	$443.9	$432.1	2.7%

Occupied sites (8)	68,772	68,442

Core manufactured home site figures and occupancy averages:
Total sites	72,097	71,875		72,054	71,816
Occupied sites	68,690	68,352		68,592	68,266
Occupancy %	95.3%	95.1%		95.2%	95.1%
Monthly base rent per site	$696	$671		$692	$665

Core RV base rental income:
Annual	$42.8	$40.8	5.2%	$126.7	$119.8	5.8%
Seasonal	5.1	5.3	(4.5)%	32.8	32.1	2.3%
Transient	24.4	22.7	7.3%	42.8	48.6	(12.2)%
Total RV base rental income	$72.3	$68.8	5.2%	$202.3	$200.5	0.9%

______________________
1.Excludes property management and the GAAP deferral of membership upgrades sales upfront payments and membership sales commissions, net.
2.Calculations prepared using actual results without rounding.
3.See Core manufactured home site figures and occupancy averages included below within this table.
4.See Core RV base rental income detail included below within this table.
5.Utility and other income includes $2.3 million of insurance recovery revenue for Hurricane Hanna and Hurricane Isaias for the quarter and nine months ended September 30, 2020.
6.Includes bad debt expense for the periods presented.
7.Includes debris removal and cleanup costs of $2.8 million related to Hurricane Hanna and Hurricane Isaias for the quarter and nine months ended September 30, 2020. Results for the quarter include an increase compared to prior year in utility expense, including distribution system infrastructure repairs, of approximately $2.9 million. Results for the nine months ended September 30, 2020 includes $1.0 million related to expenses incurred related to the development and implementation of CDC and public health guidelines for social distancing and enhanced cleaning, property employee appreciation bonuses and emergency time-off pay for the nine months ended September 30, 2020. These COVID-19 expenses are considered incremental to our normal operations and are nonrecurring.
8.Occupied sites are presented as of the end of the period. Occupied sites have increased by 196 from 68,576 at December 31, 2019.

3Q 2020 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Nine Months Ended
	September 30, 2020	September 30, 2020
MH base rental income	$—	$0.1
Rental home income	—	—
RV and marina base rental income	6.7	17.9
Utility and other income	0.7	1.6
Property operating revenues	7.4	19.6

Property operating expenses (2)	3.3	9.6
Income from property operations, excluding deferrals and property management (1)	$4.1	$10.0

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.Includes bad debt expense for the periods presented.

3Q 2020 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Manufactured homes:
Rental operations revenues (1)	$12.0	$11.7	$35.7	$34.3
Rental operations expense	1.7	1.6	4.3	4.1
Income from rental operations	10.3	10.1	31.4	30.2
Depreciation on rental homes (2)	2.7	2.8	8.2	7.8
Income from rental operations, net of depreciation	$7.6	$7.3	$23.2	$22.4

Occupied rentals: (3)
New	3,314	3,079
Used	588	914
Total occupied rental sites	3,902	3,993

	As of September 30, 2020		As of September 30, 2019
Cost basis in rental homes: (4)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$232.0	$193.1	$220.7	$195.6
Used	16.7	7.2	23.5	10.4
Total rental homes	$248.7	$200.3	$244.2	$206.0

______________________
1.For the quarters ended September 30, 2020 and 2019, approximately $7.8 million and $7.9 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on page 10. For the nine months ended September 30, 2020 and 2019, approximately $23.5 million and $23.4 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on page 10. The remainder of the rental operations revenue is included in Rental home income for the quarters and nine months ended September 30, 2020 and 2019 in the Core Income from Property Operations on page 10.
2.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Income Statements on page 5.
3.Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended September 30, 2020 and 2019 were 286 and 294 homes rented through our ECHO joint venture, respectively. As of September 30, 2020 and 2019, the rental home investment associated with our ECHO joint venture totaled approximately $11.3 million and $10.7 million, respectively.
4.Includes both occupied and unoccupied rental homes in our Core portfolio. New home cost basis does not include the costs associated with our ECHO joint venture. As of September 30, 2020 and 2019, our investment in the ECHO joint venture was approximately $17.2 million and $16.7 million, respectively.

3Q 2020 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of September 30, 2020
Sites (1)
MH sites	72,500
RV sites:
Annual	29,900
Seasonal	10,200
Transient	14,100
Marina slips	2,300
Membership (2)	24,600
Joint Ventures (3)	3,600
Total (4)	157,300

Home Sales - Select Data
	Quarters Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total New Home Sales Volume (5)	183	128	471	336
New Home Sales Volume - ECHO joint venture	15	19	38	50
New Home Sales Gross Revenues (5)	$11,929	$6,864	$28,863	$17,492

Total Used Home Sales Volume	120	198	450	627
Used Home Sales Gross Revenues	$1,141	$1,574	$4,382	$5,246

Brokered Home Resales Volume	167	270	454	675
Brokered Home Resale Revenues, net	$245	$420	$684	$1,077

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 117,900 members. Includes approximately 6,000 sites rented on an annual basis.
3.Joint ventures have approximately 2,900 annual Sites, 500 seasonal Sites, and 200 transient Sites.
4.Total does not foot due to rounding.
5.Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture.

3Q 2020 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Memberships - Select Data

(Unaudited)

	2016	2017	2018	2019	2020 Q3 YTD (1)
Member Count (2)	104,728	106,456	111,094	115,680	117,915
Thousand Trails Camping Pass (TTC) Origination	29,576	31,618	37,528	41,484	34,433
TTC Sales	12,856	14,128	17,194	19,267	16,390
RV Dealer TTC Activations	16,720	17,490	20,334	22,217	18,043
Number of annuals (3)	5,756	5,843	5,888	5,938	6,007
Number of upgrade sales (4)	2,477	2,514	2,500	2,919	2,595

(In thousands, unaudited)
Annual membership subscriptions	$45,036	$45,798	$47,778	$51,015	$39,476
RV base rental income from annuals	$15,413	$16,841	$18,363	$19,634	$15,334
RV base rental income from seasonals/transients	$17,344	$18,231	$19,840	$20,181	$14,268
Membership upgrade sales current period, gross	$12,312	$14,130	$15,191	$19,111	$16,522
Utility and other income	$2,442	$2,254	$2,410	$2,422	$1,773

______________________
1.Activity through September 30, 2020.
2.Members have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
3.Members who rent a specific site for an entire year in connection with their membership subscriptions.
4.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

3Q 2020 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of September 30, 2020

	Total Common Stock/Units	% of Total Common Stock/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,479	98.0%
Unsecured Debt			50	2.0%
Total Debt (1)			$2,529	100.0%	17.6%

Common Stock	182,222,007	94.6%
OP Units	10,481,994	5.4%
Total Common Stock and OP Units	192,704,001	100.0%
Common Stock price at September 30, 2020	$61.30
Fair Value of Common Stock and OP Units			$11,813	100.0%
Total Equity			$11,813	100.0%	82.4%

Total Market Capitalization			$14,342		100.0%

______________________
1.    Excludes deferred financing costs of approximately $28.3 million.

3Q 2020 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of September 30, 2020
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate	Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2020	$—	—%	$—	—%	$—	—%	—%
2021	—	—%	—	—%	—	—%	—%
2022	142,646	4.62%	—	—%	142,646	5.76%	4.62%
2023	100,400	5.01%	—	—%	100,400	4.05%	5.01%
2024	10,488	5.49%	—	—%	10,488	0.42%	5.49%
2025	99,045	3.45%	—	—%	99,045	4.00%	3.45%
2026	—	—%	—	—%	—	—%	—%
2027	—	—%	—	—%	—	—%	—%
2028	218,247	4.19%	—	—%	218,247	8.81%	4.19%
2029	—	—%	—	—%	—	—%	—%
Thereafter	1,907,485	3.54%	—	—%	1,907,485	76.97%	3.54%
Total	$2,478,311	3.72%	$—	—%	$2,478,311	100.0%	3.72%

Unsecured Line of Credit (1)	—		50,000		50,000

Note Premiums	755		—		755

Total Debt	2,479,066		50,000		2,529,066

Deferred Financing Costs	(28,283)		—		(28,283)

Total Debt, net	$2,450,783		$50,000		$2,500,783		3.97%	(2)

Average Years to Maturity	13.2		1.1		13.0

______________________
1.Reflects outstanding balance on our line of credit as of September 30, 2020. The Line of Credit matures in October 2021 and had an effective interest rate of 1.42% during the third quarter of 2020.
2.Reflects effective interest rate for the quarter ended September 30, 2020, including amortization of note premiums and deferred financing costs.

3Q 2020 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated membership upgrade contract term. Although the NAREIT definition of FFO does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

3Q 2020 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2020	2019	2020	2019
Net income available for Common Stockholders	$50,560	$64,461	$163,622	$224,171
Redeemable perpetual preferred stock dividends	—	—	8	8
Income allocated to non-controlling interests – Common OP Units	2,908	3,715	9,415	13,617
Equity in income of unconsolidated joint ventures	(968)	(3,518)	(2,239)	(8,277)
Income before equity in income of unconsolidated joint ventures	52,500	64,658	170,806	229,519
Gain on sale of real estate, net	—	—	—	(52,507)
Membership upgrade sales upfront payments, deferred, net	4,171	3,530	9,379	8,213
Gross revenues from home sales	(13,070)	(8,438)	(33,245)	(22,738)
Brokered resale and ancillary services revenues, net	(1,648)	(2,133)	(2,011)	(4,564)
Interest income	(1,801)	(1,831)	(5,399)	(5,385)
Income from other investments, net	(1,428)	(7,029)	(3,093)	(8,894)
Membership sales commissions, deferred, net	(630)	(313)	(1,327)	(893)
Property management	14,527	14,605	44,344	42,675
Depreciation and amortization	38,581	37,032	115,937	112,785
Cost of home sales	12,866	8,434	33,627	23,230
Home selling expenses	1,241	1,033	3,535	3,218
General and administrative	9,692	8,710	31,156	27,844
Other expenses	658	1,460	1,885	2,427
Early debt retirement	9,732	—	10,786	1,491
Interest and related amortization	25,218	25,547	77,540	77,964
Income from property operations, excluding deferrals and property management	150,609	145,265	453,920	434,385
Membership upgrade sales upfront payments, and membership sales commissions, deferred, net	(3,541)	(3,217)	(8,052)	(7,320)
Property management	(14,527)	(14,605)	(44,344)	(42,675)
Income from property operations	$132,541	$127,443	$401,524	$384,390
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

3Q 2020 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2020	2019	2020	2019
Consolidated net income	$53,468	$68,176	$173,045	$237,796
Interest income	(1,801)	(1,831)	(5,399)	(5,385)
Membership upgrade sales upfront payments, deferred, net	4,171	3,530	9,379	8,213
Membership sales commissions, deferred, net	(630)	(313)	(1,327)	(893)
Real estate depreciation and amortization	38,581	37,032	115,937	112,785
Other depreciation and amortization	658	460	1,885	1,336
Interest and related amortization	25,218	25,547	77,540	77,964
Gain on sale of real estate, net	—	—	—	(52,507)
Adjustments to our share of EBITDAre of unconsolidated joint ventures	270	259	812	2,858
EBITDAre	119,935	132,860	371,872	382,167
Early debt retirement	9,732	—	10,786	2,085
Insurance proceeds due to catastrophic weather event	—	(5,856)	—	(6,205)
COVID-19 expenses	—	—	1,446	—
Adjusted EBITDAre	$129,667	$127,004	$384,104	$378,047
CORE. The Core properties include properties we owned and operated during all of 2019 and 2020. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include properties that were not owned and operated during all of 2019 and 2020. This includes, but is not limited to, four properties and the marinas acquired and five properties sold during 2019.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results, including the impact of depreciation, which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

3Q 2020 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.